 Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-199180

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000 and a copy of it has not been, and will not be, delivered to or approved by the UK Financial Conduct Authority or approved by any other authority which could be a competent authority for the purposes of the EU Prospectus Directive (Directive 2003/71/EC, as amended).

PRELIMINARY PROSPECTUS SUPPLEMENT (to the Prospectus dated October 22, 2014)	SUBJECT TO COMPLETION	DATED NOVEMBER 20, 2014

On Track Innovations Ltd.

    Ordinary Shares

We are offering               ordinary shares.  Our shares are traded on The NASDAQ Global Market under the symbol “OTIV.” On November 19, 2014, the last sale price of our ordinary shares as reported on The NASDAQ Global Market was $1.98 per share.

Investing in our securities involves a high degree of risk. Please see the sections entitled “Risk Factors” on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus, as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, for a discussion of important risks that you should consider before making an investment decision.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions1	$	$
Proceeds, before expenses, to us	$	$
1 See “Underwriting” on page S-6 of this prospectus supplement for a description of the compensation payable to the underwriter.

The underwriter may also purchase up to an additional           ordinary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

The underwriter expects to deliver the shares against payment therefore on or about         , 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Northland Capital Markets

The date of this prospectus supplement is November    , 2014.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Incorporation of Certain Documents by Reference,” before deciding to invest in our ordinary shares. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control.

Unless the context otherwise requires, all references in this prospectus supplement to the “Company,” “we,” “our,” and “us” refer to On Track Innovations Ltd. and its subsidiaries.

All references in this prospectus supplement to “shares” or “ordinary shares” refer to the Company’s ordinary shares, par value 0.10 New Israeli Shekels per share.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities under any circumstance or in any jurisdiction where the offer or sale is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

We do not incorporate by reference or otherwise the information on our, or our subsidiaries’ and affiliates’ websites into this prospectus supplement or the accompanying prospectus and you should not consider such information part of this prospectus supplement or the accompanying prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our ordinary shares, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

We are a leading developer of cutting-edge secure cashless payment solutions and we have provided innovative technology to worldwide enterprises for over two decades. We operate in three main segments: Petroleum, Retail and Mass Transit and Parking.  In addition to our three main segments, we produce and market certain products for the medical industry and other secure smart card solutions.

As of November 20, 2014, we owned a patent portfolio of 30 patent families, including registered patents and patent applications worldwide. Since our incorporation in 1990, we have built an international reputation for reliability and innovation – deploying hundreds of solutions for banking, mobile network operators, vending, mass transit, petroleum and parking.

We operate a global network of regional offices, franchisees, distributors and partners to support various solutions deployed in 55 countries across the globe.

In 2013, we made a strategic decision to focus our efforts on our core business of providing cashless payment solutions based on, among other things, contactless and near-field communication, or NFC, technology and to divest businesses in the Company that are not within this business scope. In accordance with such strategy, we: (1) divested the operations of Parx France S.A.S., except for certain exclusive distribution rights thereof, in August 2013; (2) sold our Smart ID division in December 2013; and (3) sold our wholly-owned German subsidiary, Intercard System Electronics GmbH, or Intercard, in February 2014.

By optimizing our operational structure, we more effectively leveraged our core competencies in the areas of cashless payment solutions during the first nine months of 2014 and we intend to continue doing so in the near future. In addition, these divestures allow us to focus on building our sales, leveraging our growing industry adoption as a technology leader in the fast growing NFC and cashless payments markets, and reducing unnecessary headcount and costs. We believe that this approach will allow us to expand faster and into new territories.

In addition, we made a strategic decision to focus on enforcing our patent portfolio, and on monetizing our intellectual property through licensing, customized technology solutions, strategic partnerships and litigation.

Recent Developments

On May 13, 2014, our board of directors unanimously voted to terminate the Shareholders Rights Agreement with Continental Stock Transfer & Trust Company, which eliminated the shareholders’ right to a “poison pill” in the event of a hostile takeover.  In response, we also adopted a new governance policy that requires our board of directors to seek prior shareholder approval before reestablishing such shareholder rights plan unless the board determines that it would be in the best interests of our shareholders to adopt a plan without such approval.

Corporate Information

Our principal office is located at ZHR Industrial Zone, P.O. Box 32, Rosh Pina, 12000, Israel and our telephone number is 972-4-6868000. We maintain a website at www.otiglobal.com, where general information about us is available.

THE OFFERING
Ordinary shares offered by us	ordinary shares
Ordinary shares to be outstanding immediately after this offering	ordinary shares
Option to purchase additional shares
We have granted the underwriter an option to purchase up to         additional ordinary shares to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Listing	Our ordinary shares are listed on the NASDAQ Global Market under the symbol “OTIV.”
Use of proceeds
The net proceeds from the sale of ordinary shares offered by this prospectus supplement will be used for working capital and capital expenditures to pursue our near and long-term strategic objectives. See “Use of Proceeds.”

Risk factors
See the information described under the heading “Risk Factors” on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our ordinary shares.

The number of ordinary shares that will be outstanding after this offering is based on 33,582,145 ordinary shares outstanding as of November 19, 2014, assumes no exercise by the underwriter of its option to purchase up to        additional ordinary shares to cover over-allotments, if any, and excludes:

●	2,031,950 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $2.05;
●	410,872 ordinary shares reserved for issuance pursuant to our 2001 Share Option Plan; and
●	371,730 ordinary shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.64.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes”, “intends”, “plans”, “expects”, “may”, “will”, “should”, “estimates”, “predicts” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements. We remind readers that forward-looking statements are merely predictions and therefore are inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any actual future results, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements. Such forward-looking statements include, among other statements, statements regarding the following:

•	the expected development and potential benefits from our existing or future products or our intellectual property and focus on core competencies;

•	increased generation of revenues from licensing, transaction fees and/or other arrangements;

•	future sources of revenue, ongoing relationships with current and future suppliers, customers, end-user customers and resellers;

•	our intention to generate additional recurring revenues and transaction fees;

•	future costs and expenses and adequacy of capital resources;

•	our intention to continue to expand our market presence via strategic partnerships around the globe;

•	our plans to increase our cash resources, such as by capitalizing on our patent portfolio, sales of assets or parts of our business or raising funds;

•	our plans to reduce our financial expenses;

•	our expectations regarding our short-term and long-term capital requirements;

•	our intention to continue to invest in research and development;

•	our outlook for the coming months; and

•	information with respect to any other plans and strategies for our business.

The factors discussed in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference, including those risk factors expressed from time to time in our press releases or filings with the Securities and Exchange Commission, or the SEC, could cause actual results and developments to be materially different from those expressed in or implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak and are made only as of the date of the respective filing.

Our business and operations are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the risks and uncertainties described below, before you decide whether to purchase our ordinary shares. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our ordinary shares could decline and you could lose all or part of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively, or may use them in ways with which you disagree.

We will have broad discretion to use our net proceeds from this offering and you will be relying on the judgment of our board of directors and management regarding the application of these proceeds. We might not apply our net proceeds of this offering in ways that necessarily improve our operating results, enhance the value of our ordinary shares or otherwise increase the value of your investment. In general, you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If you purchase ordinary shares sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per ordinary share being offered is substantially higher than the net tangible book value per share, you will suffer substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. After giving effect to the assumed sale of 5,050,505 ordinary shares in this offering at the assumed public offering price of $1.98 per share which is the last sale price of our ordinary shares as reported on The NASDAQ Global Market, and based on our net tangible book value as of September 30, 2014, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $1.44 per share in the net tangible book value of the ordinary shares. See the section entitled “Dilution” below for a more detailed discussion.

If we issue additional ordinary shares, or securities convertible into or exchangeable or exercisable for ordinary shares following the expiration of the lock-up arrangements with the underwriter as described in the section entitled “Underwriting,” below, our shareholders, including investors who purchase ordinary shares in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our ordinary shares.

We may need additional funds in the future. We may be unable to obtain additional funds or if we obtain financing it may not be on terms favorable to us.

            We filed a registration statement on Form S-3 with the SEC utilizing a shelf registration process relating to the securities described in this prospectus supplement and the accompanying prospectus, under which we may, from time to time, sell up to an aggregate of $50 million of our securities. We have implemented certain cost reduction initiatives and have reached certain arrangements and agreements that we expect will provide additional cash resources and are constantly looking for ways to increase our cash resources to fund our operating expenses and capital requirements. However, there is no assurance we will not need additional funds in the future to meet our operating expenses and capital requirements, and we may use the shelf registration in the future to raise funds by additional public offerings. If we are unable to obtain additional funds on terms favorable to us, or at all, we may be required to cease or reduce our operating activities.

We do not currently intend to pay dividends on our ordinary shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our ordinary shares.

At the present time, we intend to use available funds for working capital and capital expenditures. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our ordinary shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our ordinary shares.

The terms of grants we received from the Israeli government for certain of our research and development activities may require us, in addition to the payment of royalties, to satisfy specified conditions in order to manufacture products or transfer technologies outside of Israel. We may also be required to pay penalties in addition to repayment of the grants.

Our research and development efforts, during the period between 1999 and 2006, were financed in part through royalty-bearing grants that we received from Israel’s Office of the Chief Scientist of the Ministry of Economy, or OCS. As of September 30, 2014, we received a total of approximately $7 million from the OCS ($3.8 million net of royalties paid by us (or accrued for)). With respect to such grants, we are committed to pay the OCS royalties at a rate of 3.5% from the sales of products developed with grant funds, up to the total amount of grants received, linked to the dollar and bearing interest at an annual rate of LIBOR applicable to dollar deposits. Even following full repayment of the OCS grants, we are required to comply with the requirements of the Israeli Encouragement of Industrial Research and Development Law, 5744-1984, and related regulations, or the Research Law. When a company develops know-how, technology or products using OCS grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the OCS. Therefore, if aspects of our technologies are deemed to have been developed with OCS funding, the discretionary approval of an OCS committee would be required for any transfer to third parties outside of Israel of OCS-supported know-how or manufacturing or manufacturing rights related to those aspects of such technologies, and may result in payment of increased royalties (both increased royalty rates and increased royalties ceilings) and/or payment of additional amounts to the OCS. We may not receive such approvals. Furthermore, the OCS may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel (including for the purpose of manufacturing).Licensing OCS-supported technologies may, under certain circumstances, be considered a transfer of know-how and therefore may require approval as aforementioned.

The transfer of OCS-supported technology, manufacturing or manufacturing rights or know-how outside of Israel may involve the payment of additional amounts depending upon the value of the transferred technology or know-how, the amount of OCS support, the time of completion of the OCS-supported research project and other factors up to a maximum of six times the amount of the grants received. These restrictions and requirements for payment may impair our ability to sell our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with OCS funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the OCS.

Our obligations and limitations pursuant to the Research Law are not limited in time and may not be terminated by us at will.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately       , or approximately $       if the underwriter exercise in full its option to purchase additional ordinary shares, based on a public offering price of $       per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We anticipate that the net proceeds from the sale of the ordinary shares offered under this prospectus supplement will be used for working capital and capital expenditures to pursue our near and long-term strategic objectives. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DILUTION

If you invest in our securities, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per ordinary share after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of our outstanding ordinary shares.

Our net tangible book value at September 30, 2014 was $11.7 million, or $0.35 per ordinary share. After giving effect to the assumed sale of 5,050,505 ordinary shares in this offering at the assumed price of $1.98 per share, which the last sale price of our ordinary shares as reported on The NASDAQ Global Market on November 19, 2014 and assuming our receipt of the net proceeds from the sale of those ordinary shares, our adjusted net tangible book value at September 30, 2014 would be $20.7 million, or $0.54 per share. This represents an immediate increase in as-adjusted net tangible book value of $0.19 per share to existing shareholders and an immediate and substantial dilution of $1.44 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per ordinary share	$1.98
Net tangible book value per share at September 30, 2014	$0.35
Increase in net tangible book value per share attributable to offering	$0.19
As-adjusted net tangible book value per share as of September 30, 2014, after giving effect to the offering	$0.54
Dilution per share to new investors in the offering	$1.44

These calculations exclude:

•	2,031,950 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $2.05;

•	410,872 ordinary shares reserved for issuance pursuant to our 2001 Share Option Plan; and

•	371,730 ordinary shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.64.

If the underwriter exercises in full its option to purchase additional ordinary shares at the public offering price of $       per share, the as adjusted net tangible book value after this offering would be $       per share, representing an increase in net tangible book value of $       per share to existing stockholders and immediate dilution in net tangible book value of $       per share to purchasers in this offering at the public offering price.

UNDERWRITING

We have entered into an underwriting agreement with Northland Securities, Inc. who will act as the underwriter in the offering. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase and pay for all of the ordinary shares offered by this prospectus supplement, if any are purchased, other than those covered by the option to purchase additional shares described below.

The ordinary shares should be ready for delivery on or about       , 2014 against payment in immediately available funds. The underwriter is offering the shares subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The table below provides information regarding the amount of the discount to be paid to the underwriter by us.  These amounts are shown assuming both no exercise and full exercise of the over-allotment option.  In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.  The underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be underwriting compensation under its corporate financing rule. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Ordinary Share	Total Without Over-Allotment	Total Without Over-Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $933,000, which includes $150,000 that we have agreed to reimburse the underwriter for the fees incurred by it in connection with the offering.

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

We and each of our directors and executive officers have agreed to a 90-day “lock up” with respect to ordinary shares that they beneficially own, including securities that are convertible into ordinary shares and securities that are exchangeable or exercisable for ordinary shares. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriter.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase a maximum of                additional shares from us to cover over-allotments, if any. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $      and the total proceeds to us, before expenses, will be approximately $     .

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our ordinary shares for its own account by selling more ordinary shares than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our ordinary shares by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our ordinary shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our ordinary shares to the extent that it discourages resale of our ordinary shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our ordinary shares on the NASDAQ Global Market. Passive market making consists of displaying bids on the NASDAQ Global Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our ordinary shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The underwriter may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus supplement online and place orders online or through their financial advisors.

Electronic Delivery of Prospectus Supplements.  A prospectus supplement in electronic format may be delivered to potential investors by the underwriter participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the content or information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-US Investors

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the shares has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen”). Any representation to the contrary is unlawful.

The underwriter has undertaken not to offer, sell, resell, transfer or deliver directly or indirectly, any shares, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the shares or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 7, 1999 on the public character of financial transactions; or (b) an offering of shares to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the issuer to be in violation of the Belgian securities laws.

France

Neither this prospectus supplement nor the accompanying prospectus or any other offering material relating to the offered shares has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the shares to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2° -or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such shares may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the EU Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the EU Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to “qualified investors” within the meaning of Article 2(1)(e) of the EU Prospectus Directive;

(b)	by the underwriter to fewer than 150 natural or legal persons (other than qualified investors) subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression “EU Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This document is not an approved prospectus for the purposes of section 85 of the UK Financial Services and Markets Act 2000, as amended, or FSMA, and a copy of it has not been, and will not be, delivered to or approved by the UK Financial Conduct Authority or approved by any other authority which could be a competent authority for the purposes of the EU Prospectus Directive.

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of Article 2(1)(e) of the EU Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) high net worth companies, unincorporated associations or partnerships and the trustees of high value trusts falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

Any person in the United Kingdom that is not a relevant person should not act or rely on these documents or any of their contents. Any investment, investment activity or controlled activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Accordingly, this document is exempt from the general restriction on the communication of invitations or inducements to enter into investment activity contained in Section 21 of the FSMA and has not been approved by an authorised person, as would otherwise be required.

Any purchaser of ordinary shares  resident in the United Kingdom you will be deemed to have represented to the Company and the underwriters, and acknowledge that each of the Company and the underwriters are relying on such representation, that it, or the ultimate purchaser for which it is acting as agent, is a relevant person.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the ordinary shares is directed only at investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and ‘‘qualified individuals,’’ each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Italy

The offering of the shares offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa, or CONSOB, pursuant to Italian securities legislation and, accordingly, the shares offered hereby cannot be offered, sold or delivered in the Republic of Italy nor may any copy of this prospectus supplement or any other document relating to the shares offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998, as subsequently amended. Any offer, sale or delivery of the shares offered hereby or distribution of copies of this prospectus supplement or any other document relating to the shares offered hereby in Italy must be made:

(a)
by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993, or the Banking Act;

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus supplement and the accompanying prospectus has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement and the accompanying prospectus may not be made available, nor may the shares offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980). This offering will be made to no more than 100 persons or entities in Sweden.

Switzerland

The shares offered pursuant to this prospectus supplement and the accompanying prospectus will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The issuer has not applied for a listing of the shares being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The shares being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of shares.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

LEGAL MATTERS

The validity of the ordinary shares being offered hereby and other legal matters under Israeli law relating to this offering will be passed upon by Zysman, Aharoni, Gayer & Co., Tel Aviv, Israel. Certain legal matters under U.S. federal law relating to this offering law will be passed upon by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, Boston, Massachusetts.  Certain legal matters with respect to U.S. federal law in connection with the ordinary shares offered by this prospectus supplement will be passed upon by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Certain legal matters in connection with this offering relating to Israeli law will be passed upon for the underwriter by Gornitzky & Co., Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of On Track Innovations Ltd. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended on December 31, 2013, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-199180), relating to the ordinary shares offered by this prospectus supplement and the accompanying prospectus, that was filed with the SEC on October 6, 2014, and was declared effective by the SEC on October 22, 2014. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in that registration statements and the exhibits and schedules thereto, certain parts of which may have been omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to that registration statement. For further information about us and the ordinary shares offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information expressly incorporated by reference herein is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. In addition to the documents listed under the heading “Incorporation of Certain Documents by Reference” in the accompanying prospectus, we also incorporate by reference our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed on November 12, 2014 and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold.

Prospectus

$50,000,000

Ordinary Shares
Warrants
Units

This prospectus relates to ordinary shares and warrants, and any combination of such securities, separately or as units, that we may offer and sell from time to time in one or more offerings up to a total dollar amount of $50,000,000. The warrants may be convertible, exercisable or exchangeable for ordinary shares.  Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus describing the specific terms of the offering of these securities, and the terms of any warrants and units so offered.  We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering.  Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our ordinary shares are traded on the NASDAQ Global Market, or NASDAQ, under the symbol “OTIV”. The closing price of our ordinary shares on NASDAQ on September 18, 2014, was $3.54 per share.  The aggregate market value of our outstanding ordinary shares held by non-affiliates is $103 million, based on 33,582,145 ordinary shares outstanding, of which 29,101,349 are held by non-affiliates, and the closing sale price of our ordinary shares on NASDAQ on September 18, 2014.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page 2.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of U.S. $50,000,000.  This prospectus provides you with a general description of the securities which we may offer. When we sell securities we may also provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering.  The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before purchasing any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, all references in this prospectus to “we,” “our,” “our company,” “On Track Innovations,” “OTI,” “us” and the “company” refer to On Track Innovations Ltd. and its subsidiaries.

All references in this prospectus to “ordinary shares” refer to OTI’s ordinary shares, par value NIS 0.10 per share.  We sometimes refer to our ordinary shares, warrants and units to be offered under this prospectus as the “securities” throughout this prospectus.

All references in this prospectus to the "Companies Law" or the "Israeli Companies Law" refer to the Israeli Companies Law, 5759-1999 (including the regulations promulgated thereunder).

All references to “New Israeli Shekels” or “NIS” are to the lawful currency of Israel.

All references to “dollars” or “$” are to the lawful currency of the United States.

ABOUT ON TRACK INNOVATIONS LTD.

We are a pioneer and leading developer of cutting-edge secure cashless payment solutions and for over two decades, we have provided innovative technology to worldwide enterprises.

Our field-proven suite of cashless payment solutions is based on an extensive intellectual property portfolio consisting of patents and patent applications worldwide. Since 1990, we have built an international reputation for reliability and innovation – deploying hundreds of solutions for banking, mobile network operators, vending, mass transit, petroleum and parking. We provide our cashless payment solutions for three major vertical markets: (i) retail and mass transit ticketing, (ii) vehicle fueling and (iii) parking.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, prospects, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and other federal securities laws.  Such forward-looking statements reflect our current view with respect to future events and financial results.

We urge you to consider that statements which use the terms “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, or our achievements, or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include statements regarding, among other things, our belief as to the expected development and potential benefits from our existing or future products or our intellectual property, expansions of the use of our technology, acquisitions, material supply agreements, the impact of our relationship with technology partners and business partners as well as to our revenue and the development of future products, future sources of revenue, ongoing relationships with current and future end-user customers and resellers, future costs and expenses, adequacy of capital resources. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties discussed under “Risk Factors” in this prospectus and in documents we incorporate by reference.  Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	working capital;

•	capital expenditures;

•	the acquisition of other companies or businesses; and

•	other purposes as mentioned in any prospectus supplement.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement or a free writing prospectus relating to the specific offering. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

•	ordinary shares;

•	warrants to purchase ordinary; and

•	units of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $50,000,000.

DESCRIPTION OF OUR ORDINARY SHARES

Our authorized share capital consists of 50,000,000 ordinary shares, nominal value of NIS 0.1 per share, of which, as of June 30, 2014, 34,386,066 were issued (of which 33,207,367 were outstanding).

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except that nationals of countries which are in a state of war with Israel might not be recognized as owners of ordinary shares.

Dividend and Liquidation Rights

We are permitted to declare a dividend to be paid to the holders of ordinary shares, but we have never declared a dividend and we do not anticipate any dividend declaration in the foreseeable future.  Dividends may only be paid out of our profits ("the profit test"), provided that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due ("the solvency test"). Profits, as defined in section 302(b) to the Companies Law, mean surplus balance or surplus accumulated during the last two years, whichever is higher. Alternatively, an Israeli court is entitled, at our request, to approve a dividend distribution, which does not meet the profit test, provided it is convinced that the solvency test is met.  In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the nominal value of their holdings.  This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future by our shareholders.  Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association require otherwise.  Our articles of association provide that our board of directors may declare and pay dividends without the approval of our shareholders.

Preemptive Rights

Under the Companies Law, shareholders in public companies such as ours do not have preemptive rights.  This means that our shareholders do not have the legal right to purchase shares in a new issue before they are offered to third parties.  As a result, our shareholders could experience dilution of their ownership interest if we decide to raise additional funds by issuing more shares and these shares are purchased by third parties.

Voting, Shareholders’ Meetings and Resolutions

Holders of our ordinary shares have, for each ordinary share held, one vote on all matters submitted to a vote of shareholders.  These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future by our shareholders.  The quorum required for a general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold or represent together at least 33-1/3% of our issued and outstanding ordinary shares or, as long as we are listed on NASDAQ, such higher percentage as NASDAQ may impose on listed companies from time to time so long as such higher percentage is in effect.  A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place.  If a quorum is not present within half an hour following the time appointed for the reconvened meeting, any two shareholders then present, in person or by proxy, shall constitute a quorum.

Under the Companies Law, unless otherwise provided in the articles of association or by applicable law, shareholders’ resolutions require the approval of holders of a simple majority of our ordinary shares voting, in person or by proxy on the matter.  Unless a higher percentage for taking an action is required under our articles of association, a shareholders’ resolution to amend our articles requires the approval of a simple majority of our shareholders present in person or by proxy.

Under the Companies Law, a shareholder has certain duties of good faith and fairness towards the company.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors.  Rather, under our articles of association our directors (other than external directors) are elected at a shareholders meeting by a simple majority of our ordinary shares for a term of service ending upon the next general meeting following three years from their election.  External directors are elected by a simple majority of our ordinary shares, which majority includes at least a majority of the shares held by non-controlling shareholders who do not have a personal interest in the matter (excluding a personal interest unrelated to the relationship with a controlling shareholder) voted at the meeting, or the total number of shares held by such non-controlling shareholders who do not have a personal interest voted against the election of the external director does not exceed two percent of the aggregate voting rights in the company. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting have the power to elect any or all of our directors whose positions are being filled at that meeting, subject to the additional approval requirements for external directors.

Modification of Class Rights

The rights attached to any class, such as voting, liquidation and dividend rights, may be amended, following decision by our board of directors, by adoption of a resolution by a simple majority of the shares of that class represented at a separate class meeting.

Transfer of Shares and Notices

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles of association unless the transfer is restricted or prohibited by Israeli law, U.S. securities laws or the rules of a stock exchange on which the shares are traded.  Under the Companies Law and applicable regulations, unless otherwise provided in the articles of association or by applicable law, shareholders of record are entitled to receive 35 or 21 days' prior notice of meetings of shareholders, based on the matters that are on the agenda.

Our transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.  Its address is 17 Battery Place, New York, New York 10004, and its telephone number at this location is 212-509-4000.

Anti-Takeover Provisions under Israeli Law

Tender Offer.  A person wishing to acquire shares of a publicly traded Israeli company and who would as a result hold over 90% of the company’s issued and outstanding share capital or voting rights is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.  A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the issued and outstanding share capital or voting rights of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who refuse to sell their shares hold less than 5% of the issued share capital and voting rights of the company or of the applicable class, all of the shares held by such shareholders that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if, following consummation of the tender offer, the acquirer would hold at least 98% of all of the company's outstanding shares and voting rights (or shares and voting rights of the relevant class)).  However, the shareholders may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition.  Even shareholders who indicated their acceptance of the tender offer may so petition the court, unless the acquirer stipulated that a shareholder that accepts the offer may not seek appraisal rights). If the dissenting shareholders hold more than 5% of the issued and outstanding share capital or voting rights of the company or the applicable class, the acquirer may not acquire additional shares or voting rights of the applicable class from shareholders who accepted the tender offer, if following such acquisition the acquirer would then own over 90% of the issued and outstanding share capital or voting rights of the company or the applicable class.

The Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or greater  of the voting rights in the company.  This rule does not apply if there is already another holder of 25% or greater of the voting rights in the company.  As of the date of this prospectus, we are not aware of any single shareholder, which holds 25% or more of the voting rights in the company.  Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other holder of more than 45% of the voting rights in the company. The special tender offer must be extended to all shareholders but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders.  The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger.  The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days' prior notice.  Our articles of association provide that merger transactions may be approved by a simple majority of the shares present, in person or by proxy, at a general meeting of our shareholders.  Under the Companies Law, in determining whether the required majority has approved the merger, shares held by the other party to the merger, any person holding at least 25% of the outstanding voting shares or holding at least 25% of the means of appointing directors of the other party to the merger, or anyone acting on their behalf, including their relatives or companies controlled by them, are excluded from the vote.  If a majority of shareholders of one of the parties do not approve the transaction because the votes of certain shareholders are excluded from the vote, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.  Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger.  In addition, a merger may not be executed unless at least 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares for consideration or without consideration. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares for consideration or without consideration. Warrants may be issued separately or in combination with ordinary shares as a unit, as further discussed under “Description of Units” below.  We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent, if designated, in an applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased or exercised;

•	the ordinary shares with which the warrants are issued and the number of warrants issued with each such share;

•	the date on and after which the warrants and the related ordinary shares will be separately transferable;

•	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;

•	the manner in which the warrants may be exercise, which may include cashless exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal and Israeli income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of ordinary shares or warrants to purchase ordinary shares, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in an applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

In the applicable prospectus supplement, we will describe the terms of the units and any applicable unit agreement, including, where applicable, the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material provisions of the governing unit agreement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•	to one or more underwriters for resale to the public or to investors;

•	through agents;

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	directly to investors in privately negotiated transactions;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in a prospectus supplement, naming the underwriter, the nature of any such relationship.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in a prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into an ordinary shares purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.  The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in an applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the ordinary shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

●           Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●           Options to purchase additional shares and syndicate covering transactions — Underwriters may sell more ordinary shares than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●           Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our ordinary shares may have the effect of raising or maintaining the market price of our shares or preventing or mitigating a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our shares are traded on NASDAQ.  One or more underwriters may make a market in our ordinary shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our shares.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in that market in our shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus will be passed upon for us by Zysman, Aharoni, Gayer & Co., Law Offices, Tel Aviv, Israel.  Zysman, Aharoni, Gayer and  Sullivan & Worcester LLP, New York, NY, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of On Track Innovations Ltd. as of December 31, 2013 and 2012, and for each of the years in the three- year period ended on December 31, 2013, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investor Relations/SEC Filings,” free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.  Our website address is www.otiglobal.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our ordinary shares, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we have filed with or furnished to the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 31, 2014;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC on May 14, 2014, and for the fiscal quarter ended June 30, 2014, as filed with the SEC on August 14, 2014;

•
our Current Reports on Form 8-K, as filed with the SEC on January 9, 2014, March 5, 2014, March 27, 2014 (second report filed that day), April 28, 2014, May 13, 2014, May 21, 2014, May 28, 2014 and October 6, 2014; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on June 19, 2002, including any report filed which updates such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of  this prospectus and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

      Ordinary Shares

ON TRACK INNOVATIONS LTD.

PROSPECTUS SUPPLEMENT

November        , 2014

Northland Capital Markets